Exhibit 99.1

NUTEX HEALTH announces change to its board of directors

HOUSTON, TX − (PRNewswire) – APRIL 5, 2023 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 20 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced the departure of Matthew Young, M.D. from the Company’s Board of Directors at the end of his one year term commitment and the election of Danniel Stites, M.D. to the Board. Dr. Young will continue in his role heading up certain of the Company’s facilities.

Dr. Stites has been a practicing emergency medicine physician in Arizona for over 10 years. He has been the Managing Partner at Phoenix ER & Hospital since March 2019 and the Chief Medical Officer since March 2020. He has also served as the Managing Partner and Chief Medical Officer of East Valley ER & Hospital since February 2022. Dr. Stites is one of only a few state certified EMS physicians and serves as Medical Director for several EMS and Law Enforcement agencies statewide. He has also been the EMS and Prehospital Medical Director for a large, urban Level 1 trauma center since 2013.

Dr. Stites completed his emergency medicine residency at New York Hospital Queens/Weill Cornell Medical College, followed by a fellowship in EMS and Disaster Medicine from the University of New Mexico. Prior to his residency, he earned his Medical Degree from Ponce School of Medicine. Prior to this, he received a B.S. in Physiological Sciences from the University of Arizona. Dr. Stites is board certified in Emergency Medicine by the American Board of Emergency Medicine and is a Fellow of the American College of Emergency Physicians.

“We would like to thank Dr. Young for his service and contributions to the Board over the past year. We are also pleased to welcome Dr. Stites to the Nutex Board. His extensive experience and background will be invaluable to us as we continue to grow our business and pursue our mission to serve patients,” stated Tom Vo, M.D., MBA, Chief Executive Officer and Chairman of Nutex Health.

“I am delighted to be joining the Board at Nutex Health. It will be a privilege to support a great company delivering outstanding care to its patients,” stated Dr. Stites.

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops, and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 20 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups.  Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-K for the period ended December 31, 2022 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Vivian Sanders – Investor Relations

investors@nutexhealth.com

Jennifer Smith Rodriguez – Media Contact

jsmith@nutexhealth.com

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